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                                                                Exhibit 10.18(b)

                             AMENDMENT NO. 1 TO THE
                  PAYLESS CASHWAYS, INC. DEFERRED COMPENSATION
                               PLAN FOR DIRECTORS


         The Payless Cashways, Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan for Directors"), effective October 20, 1995, is hereby amended as follows:

         1. Section 1.3 Effective Date: Section 1.3 of the Deferred Compensation Plan for Directors is hereby amended by deleting in its entirety the last sentence of said section.

         2. Section 3 Plan Administration: Section 3 of the Deferred Compensation Plan for Directors is hereby amended by deleting in its entirety the last sentence of said section.

         3.       Section 5.2 Time for Electing Deferral and Change in Election:
                  Section 5.2 of the Deferred Compensation Plan for Directors is hereby amended by deleting in its entirety the last sentence of said section and substituting the following sentence at the end thereof:

                  "An election to defer, once made, shall continue to be effective for succeeding calendar years until revoked or modified by the Director by written request to the Administrative Committee prior to the beginning of a calendar year for which fees would otherwise be deferred, provided that any election to receive distribution in lump sum or installments may not be changed within the twelve-month period prior to termination of services as a Director."

         4. Section 5.3 Deferred Accounts: Section 5.3 of the Deferred Compensation Plan for Directors is amended by deleting the paragraph in its entirety and substituting the following paragraph:

                           "5.3 Deferred  Accounts.  A Deferred Account shall be
                  established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted into Common Stock Equivalents based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director. A Director's Deferred Account shall also be credited with dividends and other distributions pursuant to Section 5.4."



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         THIS AMENDMENT is made as of and effective December 12, 1996.


                                              PAYLESS CASHWAYS, INC.


                                              BY:  /s/ Stephen A. Lightstone
                                                 ----------------------------
 ATTEST:

 /s/ E. J. Holland, Jr.
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